EXHIBIT TO ITEM 77K

KOBREN INSIGHT FUNDS

1. (i) On October 27, 2005, the Registrant was notified of the resignation of
 PricewaterhouseCoopers LLP, the independent accountants who had previously been engaged as the principal accountant to audit the Registrant?s financial statements.

(ii) PricewaterhouseCoopers LLP's reports on the financial statements of
Registrant for the two fiscal years ended December 31, 2003 and December
 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) During the Registrant?s two most recent fiscal years and through October
 27, 2005 there were no disagreements with PricewaterhouseCoopers LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the firm, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(iv) Within the Registrant?s two most recent fiscal years and through October
 27, 2005 there were no events of the kind described in Item
304(a)(1)(v) of
Regulation S-K under the Securities Act of 1933, as amended.

2. The Registrant has requested PricewaterhouseCoopers
LLP to furnish it
with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February
15,2006, is filed as an Exhibit
to this Form N-SAR.

3. Registrant, by action of its Audit Committee taken on December 8, 2005 and Board of Trustees taken on December 8, 2005, engaged
Tait, Weller
and Baker LLP as the principal accountant to audit the Registrant?s financial statements for the fiscal year ended December 31, 2005.
Prior to the
engagement of Tait, Weller and Baker LLP and during the Registrant's two fiscal years ended December 31, 2004 and December 31,
2003, neither
Registrant nor anyone on its behalf consulted Tait, Weller and Baker LLP r egarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Registrant?s financial statements or (ii) any matter that was either the subject of a disagreement
 (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of said
Item 304).

Since it was a resignation, nothing for the Board to approve.